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                                                                    Exhibit 99.1


[LETTERHEAD APPEARS HERE]
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For Immediate Release
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INVESTOR CONTACTS:                                MEDIA/MARKETING CONTACT:
------------------                                ------------------------
Robert T. Hamilton, CFO                           Merilee Kern, Marcomm Manager
954-360-9022 x115                                 702-562-0064
rhamilton@eDiets.com                              merilee@eDiets.com

Alison Tanner, CFA, Chief Strategist
954-360-9022 x140
alison@eDiets.com

       eDiets Engages U.S. Bancorp Piper Jaffray as its Investment Banker

DEERFIELD BEACH, FLA., June 12, 2002 - eDiets.com, Inc. (OTCBB:EDET) ("eDiets"), the leader in personalized online diet and fitness programs, today announced that it has engaged the investment banking firm of U.S. Bancorp Piper Jaffray Inc. to advise the Company's Board of Directors regarding any potential merger or acquisition of eDiets, or other similar strategic transaction, intended to increase shareholder value.

David R. Humble, founder, chairman and CEO of eDiets, noted, "eDiets has established critical mass of over $25 million in annualized revenues, approximately 200,000 subscribers and a leadership position in the online diet and general health categories. We have posted a consistent record of growth, profitability and cash flow from operations over the past several quarters. We are making every effort to communicate these successes and to identify potential strategic relationships and capitalize upon opportunities for further growth both in the U.S. and abroad. We are delighted to have U.S. Bancorp Piper Jaffray, with its experience and expertise in the Internet industry, as our advisor."

About eDiets.com, Inc.
eDiets.com, Inc. (OTCBB:EDET), the online diet services category leader through its brands eDiets (http://www.eDiets.com) and DietSmart (http://www.DietSmart.com), has been providing customized diet, fitness and motivational programs, products and services on a subscription basis since 1996. eDiets and DietSmart members benefit from an array of comprehensive online support services that are available 24/7/365, including professionally moderated online meetings, support groups, chats and teleconferences. This combination of convenience, personalization, privacy, support and value provides eDiets members with an attractive alternative to traditional offline programs popularized by Weight Watchers International, Inc. (NYSE:WTW), Jenny Craig, Inc. and others. During the first quarter of 2002, eDiets.com had approximately 300,000 unique paying members and currently has over 10 million opt-in subscribers to its bi-weekly e-mail newsletter, eDiets Diet & Fitness News. Among other honors received, www.eDiets.com was named a Forbes Magazine "Best of the Web" fitness and nutrition Web site in both 2000 and 2001. eDiets.com, Inc. maintains its corporate office in Deerfield Beach, Florida.

Statements in the release, which are not historical in nature, are forward - looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, changes in general economic and business conditions, changes in product acceptance by consumers, effectiveness of sales and marketing efforts, loss of market share and pressure on prices resulting from competition, and inability to obtain sufficient financing. For additional information regarding these and other risks and uncertainties associated with eDiets.com business, reference is made to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements.

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